Exhibit 99.1

The ELMS assets expand Mullen’s manufacturing capacity, and with the previous Bollinger acquisition, product introductions to market will be accelerated, placing Mullen in a unique competitive position

Mullen Closes on ELMS Assets Acquisition on Nov. 30, 2022

Commercial van production, including Class 1 EV cargo vans, will be in Tunica, Mississippi.

BREA, Calif., December 01, 2022– via InvestorWire – Mullen Automotive, Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an emerging electric vehicle (“EV”) manufacturer, closed on the acquisition of Electric Last Mile Solutions' (“ELMS”) assets on Nov. 30, 2022, in an all-cash purchase valued at $105 million.

The ELMS asset acquisition of all IP and inventory will allow Mullen to launch into the commercial market much earlier than previously planned. Upon the completion of final certification, it is anticipated that Mullen will be delivering Class 1 products in Q1 2023, followed by its Class 3 vehicles in Q2.

The ELMS Mishawaka, Indiana, factory, which previously produced General Motors’ Hummer H2 and the Mercedes-Benz R-Class vehicle, is a perfect fit for the production of the Mullen FIVE SUV and the Bollinger B1 and B2 platforms. Taking possession of this plant in its current condition will allow both vehicles to be launched with significantly less capital than previously anticipated and bring forward their respective launch dates.

“I have been working on this plan for many years, putting in place the strategic and critical enablers to be a dominant competitor in the EV market,” said David Michery, CEO and chairman of Mullen. “Successfully completing this asset acquisition moves Mullen into an all-new position with IP, plants, and product platforms that no other competitor can offer to both retail and commercial customers. We have everything we need to launch the Mullen and Bollinger EVs product lineup.”

About Mullen:

Mullen Automotive is a Southern California-based automotive company building the next-generation of premium electric vehicles (EVs) that are affordable and built entirely in the United States. With an end-to-end ecosystem that supports owners from test driving to financing and servicing through a unique hybrid dealership model, customers are supported through every aspect of EV ownership. The Mullen FIVE, the company’s first electric crossover, is slated for delivery in 2024 and features an award-winning design and its patented PERSONA technology that utilizes facial recognition to personalize the driving experience for every individual. To learn more about the company, visit www.MullenUSA.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential" and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include but are not limited to whether the ELMS asset acquisition will be beneficial to the Company, whether the acquisition will result in the acceleration of Mullen’s launch into the commercial market, and whether the Company will achieve delivery of its Class 1 and Class 3 vehicles or the Bollinger and other vehicles in the Company’s lineup within the anticipated timeframes. Further examples of such risks and uncertainties include but are not limited to: (i) Mullen’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Mullen's ability to maintain existing, and secure additional, contracts with manufacturers, parts and other service providers relating to its business; (iii) Mullen’s ability to successfully expand in existing markets and enter new markets; (iv) Mullen’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Mullen’s business; (viii) changes in government licensing and regulation that may adversely affect Mullen’s business; (ix) the risk that changes in consumer behavior could adversely affect Mullen’s business; (x) Mullen’s ability to protect its intellectual property; and (xi) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive, Inc.

+1 (714) 613-1900

www.MullenUSA.com